WAIVER TO THE GUARANTEE AND SECURITY AGREEMENT

This WAIVER TO THE GUARANTEE AND SECURITY AGREEMENT (this “Waiver”) relates to that Guarantee and Security Agreement, dated July 30, 2007 (the “Guarantee”) by and among TWISTBOX ENTERTAINMENT, INC., a Delaware corporation (the “Company”), certain subsidiaries of the Company and VALUEACT SMALLCAP MASTER FUND, L.P. (the “Investor”) and is made and entered into as of February 12, 2008 by and between the Company and the Investor. Capitalized terms used and not otherwise defined in this Waiver are used herein as defined in the Guarantee.

W I T N E S S E T H:

WHEREAS, the Company and the Investor desire to waive compliance with certain provisions of the Guarantee.

WHEREAS, Article 8 of the Guarantee provides that the terms thereof may be amended or waived only pursuant to a written instrument executed by the Grantors and the holders of a majority of the aggregate principal amount of the Senior Secured Notes then outstanding.

WHEREAS, the Investor owns 100% of the aggregate principal amount of the Senior Secured Notes.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.  Waiver of Section 3.1(b)(i)(C). The Investor hereby waives compliance with the covenant set forth in Section 3.1(b)(i)(C) of the Guaranty solely with respect to the transactions contemplated by the Agreement and Plan of Merger dated as of December 31, 2007, by and among Mandalay Media, Inc., a Delaware corporation (“Parent”), Twistbox Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, the Company and Adi McAbian and Spark Capital, L.P., as representatives of the stockholders of the Company, as the same may be amended from time to time (the “Merger Agreement”)

2.  Effectiveness of this Waiver. This Waiver shall have no force or effect until immediately prior to the Effective Time (as defined in the Merger Agreement).

3.  Full Force and Effect. Except as modified by this Waiver, all other terms and conditions in the Guarantee shall remain in full force and effect.

4.  Effect. Unless the context otherwise requires, the Guarantee and this Waiver shall be read together and shall have effect as if the provisions of the Guarantee and this Waiver were contained in one agreement. After the effective date of this Waiver, all references in the Guarantee “this Guarantee and Security Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Guarantee shall mean the Guarantee as modified by this Waiver.

5.  Counterparts. This Waiver may be executed in separate counterparts, all of which taken together shall constitute a single instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Waiver effective as of the day and year first above written.

THE COMPANY:

TWISTBOX ENTERTAINMENT, INC. By: /s/ Ian Aaron Name: Ian Aaron Title: CEO

INVESTOR:

VALUEACT SMALLCAP MASTER FUND, L.P., By VA Smallcap Partners, LLC, its General Partner By: /s/ David Lockwood Name: David Lockwood Title: Managing Member